Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNSECURED PROMISSORY NOTE

$[___]                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            January 8, 2025

FOR VALUE RECEIVED, Blum Holdings, Inc., a Delaware corporation (“Borrower”), hereby issues this Unsecured Promissory Note (this “Note”) to [___], an individual (together with any and all of his successors and assigns and/or any other holder of this Note, as hereinafter defined, “Lender”) and promises to pay to the order of Lender, without offset, in immediately available funds in lawful money of the United States of America, the principal sum of [___] (the “Loan Amount”), together with any Default Interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Subject to the terms and conditions herein, Lender shall make a loan to Borrower, in an aggregate amount equal to the Loan Amount (the “Loan”).

Section 1    Payment Schedule Amount and Maturity. Unless earlier converted into the Convertible Note in accordance with Section 15, the Loan Amount plus all accrued and unpaid Interest shall be payable in full on the earlier of (a) December 30, 2026, and (b) the earlier acceleration of this Note pursuant to the terms hereof (the “Maturity Date”).

Section 2    Default Interest. During any period in which there exists an uncured breach or Event of Default by Borrower, and at all times following the Maturity Date, interest will accrue and be calculated and payable on the unpaid balance of this Note at the rate of ten percent (10.00%) per year, compounded monthly.

Section 3    Prepayment. Borrower may prepay the principal balance of this Loan, in full at any time without payment of premium or penalty.

Section 4    Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at the Maturity Date) within thirty (30) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of such payment. Such thirty (30) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 5    Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, first to late charges, then to accrued but unpaid Default Interest, and any balance to unpaid principal in the direct order of maturity. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. Pacific Time shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 6    Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of Lender and upon written notice to Borrower (which election and notice shall not be required in the case of an Event of Default under subsection (c), (d) or (e) below), this Note shall accelerate and all principal and unpaid accrued Interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)    Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)    Borrower’s material breach or violation of any representation, warranty or covenant of the Borrower under this Note;

(c)    a receiver is appointed for any material part of Borrower’s property, Borrower makes a general assignment for the benefit of creditors, or Borrower becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation;

(d)    Borrower’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of Borrower; or

(e)    An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower).

Section 7    Remedies. Upon the occurrence of an Event of Default, in addition to any other remedy permitted by applicable law, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)    If an Event of Default under Section 6 has continued for a period of thirty (30) days, Lender may accelerate the Maturity Date of this Note and declare the unpaid principal balance and accrued but unpaid Default Interest on this Note, and all other amounts payable hereunder, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)    Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without the consent of Borrower.

Section 8    Remedies Cumulative. All of the rights and remedies of Lender under this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 9    Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all actual out-of-pocket costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under this Note, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with arbitration, judicial reference, bankruptcy, insolvency or appeal.

Section 10    Heirs, Successors and Assigns. The terms of this Note shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign this Note.

Section 11    General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. Borrower hereby (a) waives demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note; (b) agrees that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or to perfect or enforce its rights against Borrower; (c) consents to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after the Maturity Date, and to any other indulgences with respect hereto, without notice thereof to any of them; (d) submits (and waives all rights to object) to non‑exclusive personal jurisdiction of California or federal court sitting in California in the County of Orange for the enforcement of any and all obligations under this Note; (e) waives the benefit of all homestead and similar exemptions as to this Note; (f) agrees that its liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinates to this Note and any and all rights against Borrower for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of California (without regard to any principles of conflicts of laws) and applicable United States federal law. Any proceeding to enforce and/or interpret this Note shall occur in the County of Orange, State of California. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which banks are open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” Neither Lender nor Borrower may assign this Note without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that Lender may assign this Note without such prior written consent to an affiliate of Lender.

Section 12    Severability. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 13    Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed given and complete upon personal delivery, or three (3) business days following mailing via United States registered or certified mail, return receipt requested, postage prepaid. Notice may also be given by, and shall be deemed complete upon receipt of, electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in registered or certified mail, return receipt required, postage prepaid, within three (3) business days following the facsimile notice. Notice shall be deemed given on the date it is sent via facsimile in accordance with the foregoing provisions.

Section 14    No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 15    Convertible Note. At Lender’s election and without the payment of any further consideration, this Note may be converted into a Convertible Promissory Note in a form reasonably acceptable to Lender and with the following terms: an automatic conversion into the shares of capital stock issued by Borrower in its next bona fide equity financing with proceeds to Borrower of at least $10,000,000 or such lesser amount as approved by Lender at a conversion price equal to the lesser of (x) 85% of the lowest price paid by the cash investors in such financing and (y) the price represented by a $30,000,000 pre-money valuation of Borrower (on a fully diluted basis) calculated immediately prior to such financing (the “Conversion Rate”).

Section 16    Warrant Coverage. Borrower shall grant to Lender a common stock purchase warrant to subscribe for and purchase from the Borrower up to [___] shares of common stock, par value $0.001 per share with an exercise price of $0.64.

Section 17    Assignment. Borrower may not assign this Note without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender may not assign this Note without the prior written consent of Borrower, which consent shall not be unreasonably withheld.

[Signature Page to Follow]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

Borrower:

Blum Holdings, Inc.,

a Delaware corporation

By:
Name:       Sabas Carrillo

Title:         CEO